HOTCHKIS AND WILEY FUNDS
AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of January, 2008, to the Transfer Agent Servicing Agreement, dated as of October 19, 2001, as amended, (the "Transfer Agent Agreement"), is entered by and between HOTCHKIS AND WILEY FUNDS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the fees of the Transfer Agent Agreement; and

WHEREAS, Section 6 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that Exhibit B of the Transfer Agent Agreement is superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS AND WILEY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Anna Marie Lopez	By: /s/ Michael R. McVoy

Printed Name: Anna Marie Lopez	Printed Name: Michael R. McVoy

Title: President	Title: Sr. Vice President

Exhibit B to the Transfer Agent Servicing Agreement – Hotchkis and Wiley

TRANSFER AGENT & SHAREHOLDER SERVICES FEE SCHEDULE Hotchkis and Wiley Funds Effective January 1, 2008

Annual Service Charges to the Fund
• Annual Minimum:
$_____ for first class of a fund
$ _____0 for each additional class
• Per Account Fees:
• Load Fund Accounts                            $___ /open account
• No-Load Fund Accounts                      $___ /open account
• NSCC Level 3 Accounts:
0 – 100,000 accounts                        $___ /open account
Next 200,000 accounts                      $ ___/open account
Over 300,000 accounts                     $ ___ /open account
• Closed Accounts:
                   0 – 50,000 accounts                           $ ___ /closed account
Over 50,000 accounts                   $ ___ /closed account

Plus 1 basis point on total assets of the Trust (capped at $_______ annually)

Activity Charges
• Telephone Calls                          $ ___ /call
• Daily Valuation Trades              $ ___ /per trade

Implementation Charges
• First Cusip                                     $___ /fund group setup, first Cusip
• Subsequent Cusips                      $___ /each additional Cusip
• Conversion                                    $___/account, $_____ minimum/fund group

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting.

Fees are billed monthly in arrears.

Exhibit B (continued) to the Transfer Agent Agreement
Hotchkis and Wiley Funds
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE effective January 1, 2008

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
• Inquiry Only
• Inquiry - $.___ per event
• Per broker ID - $___ per month per ID
• Transaction Processing
• Implementation - $____ per management company
• Transaction – purchase, redeem, exchange, literature order - $__per event
• New Account Set-up – may contain multiple fund/accounts - $___ per event
• Monthly Minimum Charge - $____ per month

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family.
• 90 days or less – $__ /open account
• 91-180 days – $__ /open account
• 181-270 days – $__ /open account
• 271 days – 1 year - $__ /open account
• 1 year – 2 years - $__ /open account

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
• $__ per fund group per month

Charges Paid by Investors – Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
• $___ /qualified plan acct (Cap at $30.00/SSN)
• $___ /Coverdell ESA acct (Cap at $30.00/SSN)
• $___ /transfer to successor trustee
• $___ /participant distribution (Excluding SWPs)
• $___ /refund of excess contribution
• $___ /reconversion/recharacterization

Additional Shareholder Paid Fees
• $___ /outgoing wire transfer
• $___ /overnight delivery
• $___/telephone exchange
• $___ /return check or ACH
• $___ /stop payment
• $___ /research request per account/SSN/item, for items two years or older (Capped at $25.00/item)

Programming Charges – Charges incurred for customized services based upon fund family requirements including but not limited to:
• Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per Cusip
• Select reports – shareholder system queries for customized reporting, mailings, etc.
• File transmissions of client requested shareholder data file extracts
• Conversion programming
• Customized service development
• Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
• All other client specific customization and/or development services